Exhibit 10.64

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this “Amendment”) by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc. (collectively with XM Satellite Radio Holdings Inc., “XM”), and Gary Parsons (the “Employee”), is made as of February 27, 2008.

WHEREAS, XM and the Employee are parties to that certain Employment Agreement dated as of August 6, 2004 and amended as of April 4, 2007 (the “Agreement”);

WHEREAS, XM and the Employee wish to amend the Agreement as set forth below to extend the term of the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	Article 2.1 of the Agreement is hereby deleted and replaced in its entirety to read as follows:

Term. Subject to the provisions of Article 4 hereof, this Agreement shall be in effect for a term commencing as of the Effective Date and ending June 30, 2008.

2.	Article 3.1 of the Agreement is hereby amended to add the following as the new last sentence:

For services rendered by EMPLOYEE pursuant to this Agreement for the period April 1, 2008 through June 30, 2008, EMPLOYEE’S Base Salary shall remain at $525,000.

3.	This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the State of Virginia.

4.	This Amendment may be executed in counterparts, each of which shall be an original and all of which shall constitute the same document.

5.	Except as modified by this Amendment, the Agreement is hereby confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year first written above.

XM SATELLITE RADIO HOLDINGS INC.

/s/ Thomas Donohue
By: Title:

XM SATELLITE RADIO INC.

/s/ Thomas Donohue
By: Title:

EMPLOYEE

/s/ Gary Parsons
Gary Parsons